UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2018

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

5.625% Senior Notes due 2023

On March 13, 2018, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $100.0 million aggregate principal amount of its 5.625% Senior Notes due 2023 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and Deutsche Bank Securities Inc. and Sandler O’Neill & Partners, L.P., as initial purchasers (the “Initial Purchasers”), whereby the Company agreed to sell to the Initial Purchasers and the Initial Purchasers agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Purchase Agreement, the Notes. The Company intends to use the net proceeds from the offering to fund the redemption of all $97,860,025 aggregate principal amount outstanding of its 7.375% Notes due May 15, 2021 (the “2021 Notes”).  On March 13, 2018, the Company issued a notice of redemption pursuant to the indenture governing the 2021 Notes to redeem all of the 2021 Notes at a redemption price equal to 100.00% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. Payment with respect to the redemption will be made on April 27, 2018.

The Notes were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A and institutional accredited investors under Rule 501(a)(1), (2), (3) or (7). The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Notes were issued pursuant to an indenture, dated as of March 13, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be senior unsecured obligations of the Company, bear interest at a rate equal to 5.625% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2018 and will mature on May 1, 2023, unless earlier repurchased or redeemed.

At any time prior to April 1, 2023, the Company will have the right to redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest thereon to, but excluding, the redemption date. On or after April 1, 2023, the Company will have the right to redeem the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The indenture will, among other things, contain covenants requiring the Company to maintain a minimum net asset value, unencumbered asset ratio and senior debt service coverage ratio, and will restrict the Company’s leverage and ability to transfer the Company’s assets substantially as an entirety or merge into or consolidate with any person. These covenants are subject to a number of important qualifications and limitations.

In addition, if a change of control triggering event occurs, each holder of the Notes may require the Company to purchase all or a portion of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

The indenture also provides for customary events of default, including payment defaults, breaches of covenants following any applicable cure period, cross acceleration of certain debt and certain events relating to bankruptcy and insolvency. If one or more events of default occurs and continues beyond any applicable cure period, the Trustee or holders of not less than 25% in principal amount of the Notes may declare the principal amount of the Notes, and any accrued and unpaid interest thereon, to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with respect to the Notes, dated as of March 13, 2018 (the “Registration Rights Agreement”), among the Company and the Initial Purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to, among other things, (i) file with the U.S. Securities and Exchange Commission, within 30 days of the issue date of the Notes, and cause to become effective, within 90 days of the issue date, a registration statement, on the appropriate form under the Securities Act, relating to an offer to exchange the Notes (the “Exchange Offer”) for a like aggregate principal amount of registered notes, which notes will be substantially identical to the Notes (except for the provisions relating to the transfer restrictions and payment of additional interest) and entitled to the benefits of the Indenture; and (ii) consummate the Exchange Offer within 120 days after the issue date.

If the Exchange Offer is not consummated within 120 days after the issue date of the Notes, the Company is required to use commercially reasonable efforts to (i) cause to be filed a shelf registration statement covering resales of the Notes; (ii) cause such shelf registration statement to become effective under the Securities Act; and (iii) keep the shelf registration statement effective until the earlier of (x) one year following the effective date of such shelf registration statement and (y) when all of the Notes registered thereunder have been sold pursuant to such shelf registration statement or cease to be Transfer Restricted Notes (as such term is defined in the Registration Rights Agreement).

Upon the occurrence of one or more registration defaults as described below, the interest rate on the Notes will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following the registration default and (ii) an additional 0.25% per annum at the end of each subsequent 90-day period, until the date all registration defaults have ended or been suspended or cured or there are no longer any Transfer Restricted Notes outstanding, up to a maximum aggregate interest rate increase of 1.00% per annum. Under the Registration Rights Agreement, a registration default will occur in the event that (a) the exchange offer registration statement referred to above or, if required, the shelf registration statement referred to above has not been filed or become effective within the applicable period specified in the Registration Rights Agreement; (b) the Exchange Offer has not been consummated within the applicable period specified in the Registration Rights Agreement; or (c) the exchange offer registration statement or, if required, the shelf registration statement has become effective but thereafter ceases to be effective or usable (except as permitted, including with respect to any suspension period).

The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full and complete texts of the Indenture, the Notes and the Registration Rights Agreement, copies of which are attached as Exhibit 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01              Regulation FD Disclosure

On March 13, 2018, the Company issued a press release announcing the closing of the offering of the Notes disclosed in Items 1.01 and 2.03 of this Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of March 13, 2018, between the Company and U.S. Bank National Association, as trustee.
4.2	Form of 5.625% Senior Note due 2023 (included in Exhibit 4.1).
10.1	Registration Rights Agreement relating to the 5.625% Senior Notes due 2023, dated as of March 13, 2018, among the Company, Deutsche Bank Securities Inc. and Sandler O’Neill & Partners, L.P.
99.1	Press Release, dated March 13, 2018, entitled “Arbor Realty Trust, Inc. Closes Offering of Senior Notes due 2023.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: March 13, 2018